Exhibit 99.1

OptimizeRx Announces Completion of Medicx
Acquisition and Sets Third Quarter 2023 Conference
Call for November 6, 2023, at 8:30 a.m. ET

Executive Leadership expands with Steve Silvestro being promoted to President, and Theresa Greco assuming the role of Chief Commercial Officer

WALTHAM, Ma. – October 25, 2023 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), the leading provider of healthcare technology solutions helping life sciences companies reach and engage healthcare professionals (HCPs) and patients, today announced it has successfully completed its acquisition of Healthy Offers, Inc., dba Medicx Health ("Medicx”), a leading healthcare consumer-focused omnichannel marketing and analytics company. The two companies will operate independently through 2023 with full integration during the first quarter of 2024. The Company will hold a conference call on Monday, November 6, 2023, at 8:30 a.m. Eastern Time to discuss its results for the third quarter period ended September 30, 2023, as well as details of the acquisition. OptimizeRx third quarter financial results will be issued in a press release prior to the call.

With the closing of the Medicx acquisition, the Company will expand its executive team with the addition of Medicx’s President, Theresa Greco, becoming the Chief Commercial Officer of OptimizeRx. Theresa will lead commercial strategy and execution for the Company and report directly to Steve Silvestro. Theresa is an experienced commercial leader having driven growth as an executive of multiple large-scale healthcare-focused organizations prior to taking the helm at Medicx, including at Prognos Health, MMIS, Lexis Nexis, and CSC.

“Theresa brings a wealth of knowledge and demonstrated results directing commercial and business strategies for organizations focused on data and technology solutions for life sciences,” said Will Febbo chief executive officer, OptimizeRx. “I’m confident that her balanced approach, knowledge of our customers, and commitment to growth will position us to bring our organizations together as a commercial powerhouse focused on meeting the strategic engagement needs of our customers and expanding our footprint within our combined books of business.”

Steve Silvestro will step into a new role as President, leading all aspects of corporate strategy and daily business management.

“Steve’s commercial leadership has resulted in our business more than doubling in size during his tenure here. He was also instrumental in the development of our Dynamic Audience Activation Platform (DAAP), which is a key internal technological advancement that made the acquisition of Medicx possible,” continued Febbo, “I’m pleased to announce Steve’s new role of President, which will be a very natural transition for both Steve and the Company. Steve’s leadership style has always extended organizationally, and in my eyes, this is a testament to his commitment to strategically positioning us with our customers and partners, which has been transformative to our go-to-market over the past four years.”

No other leadership changes will occur at the executive level.

Conference Call Details

OptimizeRx management will host the call, followed by a question-and-answer period. Details for the conference call can be found below:

Date:	Monday, November 6, 2023
Time:	8:30 a.m. Eastern Time (5:30 a.m. Pacific Time)
Toll Free:	1-877-423-9813
International:	1-201-689-8573
Conference ID:	13742267
Call Me Link:	https://callme.viavid.com/viavid/?callme=true&passcode=13742267&h=true&info=company-email&r=true&B=6
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1640427&tp_key=4d243008bb

Please call the conference telephone number or log on to the web access link five minutes prior to the start time.

A replay of the call will remain available for 12 months via the Investors section of the OptimizeRx website at www.optimizerx.com/investors.

About OptimizeRx

OptimizeRx provides best-in-class health technology that enables care-focused engagement between life sciences organizations, healthcare providers, and patients at critical junctures throughout the patient care journey. Connecting over 2 million U.S. healthcare providers and millions of their patients through an intelligent technology platform embedded within a proprietary digital point-of-care network, as well as web display and social media, OptimizeRx helps life sciences organizations engage and support their customers.

For more information, follow the Company on Twitter, LinkedIn or visit www.optimizerx.com.

About Medicx Health

Medicx Health leverages real world evidence with innovative SaaS analytics to drive clinical and commercial strategy and execution with measurable ROI for hundreds of life sciences brands. The company’s patented Micro-Neighborhood® Targeting technology fuels the industry’s highest quality performance for consumer and healthcare provider audiences. Medicx uniquely supports brand and agency clients to plan optimized audience targets, execute efficient omni-channel engagement, as well as measure performance across all channels in a single closed-loop and privacy-compliant environment. Visit medicxhealth.com to learn more.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates”, “believes”, “estimates”, “expects”, “forecasts”, “intends”, “plans”, “projects”, “targets”, “designed”, “could”, “may”, “should”, “will” or other similar words and expressions are intended to identify these forward-looking statements. All statements that reflect the Company’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to the Company’s growth, business plans and future performance. These forward-looking statements are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy, and other future conditions. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as required by applicable law. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other risks summarized in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, its subsequent Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission.

OptimizeRx Contact

Andy D’Silva, SVP Corporate Finance

adsilva@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com

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